Exhibit 10.11


[CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2.]


                                                                  EXECUTION COPY
                                                                  --------------










                                   CNS-CRONKS
                           EXCLUSIVE LICENSE AGREEMENT

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

WITNESSETH...................................................................-1-

1 - DEFINITIONS..............................................................-1-

2 - GRANT....................................................................-4-

3 - REPRESENTATIONS AND WARRANTIES OF CRONKS.................................-5-

4 - DILIGENCE................................................................-6-

5 - ROYALTIES................................................................-7-

6 - REPORTS AND RECORDS......................................................-9-

7 - PATENT PROSECUTION......................................................-10-

8 - INFRINGEMENT............................................................-11-

9 - INDEMNIFICATION AND INSURANCE...........................................-13-

10 - ASSIGNMENT.............................................................-14-

11 - DISPUTE RESOLUTION.....................................................-14-

12 - TERMINATION............................................................-15-

13 - PAYMENTS, NOTICES AND OTHER COMMUNICATIONS.............................-17-

14 - MISCELLANEOUS PROVISIONS...............................................-18-

         APPENDIX A.........................................................-20-

         APPENDIX B.........................................................-21-

                                   CNS-CRONKS
                           EXCLUSIVE LICENSE AGREEMENT

         This Agreement is made and entered into as of the last date of signature hereto (the "EFFECTIVE DATE") by and between Peter and Kristen Cronk (married) located at 919 McElwee Road, Moorestown, NJ 08057 (hereinafter referred to as "CRONKS"), and CNS, Inc., a corporation duly organized under the laws of the State of Delaware and having its principal office at 4400 West 78th Street, Minneapolis, Minnesota 55435 (hereinafter referred to as "LICENSEE").

                                   WITNESSETH

         WHEREAS, CRONKS are the owners of certain PATENT RIGHTS (as later defined herein) and information and KNOW HOW (as later defined herein) relating to improvements to nasal dilators, and methods of making and using the same, and have the right to grant licenses to the said KNOW HOW and PATENT RIGHTS;

         WHEREAS, LICENSEE desires to obtain an exclusive license under the PATENT RIGHTS and KNOW HOW upon the terms and conditions hereinafter set forth; and

         WHEREAS, CRONKS desire to have the PATENT RIGHTS and KNOW HOW developed and commercialized and are willing to grant an exclusive license thereunder to LICENSEE.

         NOW, THEREFORE, inconsideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

                                 1 - DEFINITIONS

         For the purposes of this Agreement, the following words and phrases shall have the following meanings:

         1.1 "LICENSEE" shall mean LICENSEE or any ASSIGNEE (as later defined).

         1.2 "PATENT RIGHTS" shall mean all the following CRONKS' intellectual property:

         a.       the United States patents listed in Appendix A;

         b. the United States patent applications listed in Appendix A, and divisionals, continuations and claims of continuation-in-part applications which shall be directed to subject matter specifically described in this Paragraph b. or Paragraph a. above;

         c. any and all patents resulting from reissues or reexaminations of the United States patents described in Paragraphs a. and b. above.

         d. the foreign patent applications listed in Appendix A, and divisionals, continuations and claims of continuation-in-part-applications which shall be directed to subject matter specifically described in such foreign patent applications, and the resulting patents;

         e. the foreign patent applications filed after the EFFECTIVE DATE in the countries listed in Appendix B or elsewhere and divisionals, continuations and claims of continuation-in-part applications which shall be directed to subject matter specifically described in such patent applications, and the resulting patents;

         f. any foreign patents, resulting from equivalent foreign procedures to United States reissues and reexaminations, of the foreign patents described in d., e. and f. above; and

         g. any and all other future United States and foreign patents and patent applications covering the PRODUCTS which may be developed, acquired or controlled by CRONKS during the term of this Agreement and with respect to which CRONKS shall have the right to grant the license hereinafter provided.

         1.3 "PRODUCTS" shall mean any product or part thereof which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in any of the PATENT RIGHTS as well as any and all improvements, modifications or enhancements thereto, whether now existing or in the future developed, and any other products, methods or compositions similar in function or purpose developed by CRONKS or any of their agents, employees or affiliates during the term of this Agreement.

         1.4 "KNOW HOW" shall mean any and all tangible and intangible information, technology, documents and materials in the possession and control of CRONKS, necessary or desirable in order to enable LICENSEE to utilize fully the rights granted by CRONKS to LICENSEE hereunder and shall include, without limiting the foregoing, the ideas, methods, concepts, confidential information, trade secrets and techniques, as well as all the materials, documents, manuals, schematics, blueprints, specifications, compositions, patterns, artwork, bills of materials and technical specifications and other information of CRONKS relating to the PRODUCTS.

         1.5 "CONTRACT QUARTER" shall mean March 31, June 30, September 30 and December 31 of each calendar year beginning in the year 2000.

         1.6 "NET SALES" shall mean the gross sales price for LICENSED PRODUCTS from any end-user, sublicensee or other person or entity relating to or arising from the sale of PRODUCTS after deduction of the following:

         a. discounts allowed in amounts customary in the trade for quantity purchases, cash payments and prompt payments;

         b. sales, tariff duties and/or use taxes directly imposed and with reference to particular sales;

         c. outbound transportation or other costs directly related to the outbound transportation of the PRODUCTS; and

         d. amounts allowed or credited on account of rejections or returns.

         No deductions, shown above, shall be made from the sales price shall be allowed unless all such deductions are shown on an invoice. No deductions shall be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by LICENSEE and on its payroll.

         1.7 "MINIMUM ROYALTIES" shall be the amounts set forth in and payable by LICENSEE in accordance with Paragraph 5.1(c).

         1.8 "RUNNING ROYALTIES" shall be the amounts payable by LICENSEE as determined in accordance with the percentages on account of NET SALES of the PRODUCTS as set forth in Paragraph 5.1(d).

         1.9 "ABATEMENT EFFORTS" shall have the meaning ascribed to the term in Paragraph 8.2.

         1.10 "ASSIGNEE" shall have the meaning ascribed to the term in Paragraph 10.1.

         1.11 "CLAIMS" shall have the meaning ascribed to the term in Paragraph 9.2.

                                    2 - GRANT

         2.1 CRONKS each hereby grant to LICENSEE the exclusive, world-wide right and license to exploit and practice under the PATENT RIGHTS (as well as any invention disclosed or claimed therein) and under the KNOW HOW and the exclusive, world-wide right and license to make, have made, use, lease, sell, offer for sale, import and export the PRODUCTS until the expiration of the last to expire of the PATENT RIGHTS, unless this Agreement shall be sooner terminated according to the terms hereof.

         2.2 LICENSEE shall have the right to enter into sublicensing agreements with third parties for the rights, privileges and licenses granted hereunder. In the event of a sublicense, LICENSEE shall enter into a written agreement with sublicensee (i) with a term no greater than the term of this Agreement, (ii) with rights granted to sublicensee which are no greater than the terms of this Agreement, and (iii) pursuant to which Licensee shall impose upon any such sublicensees substantially the same obligations as CRONKS have imposed upon LICENSEE under this Agreement.

         2.3 Any material breach of a sublicense under this Agreement with respect to obligations of such sublicensee to CRONKS shall be treated as a material breach of this Agreement by LICENSEE and all provisions for notice and remedies to cure such breach and terminate this Agreement shall apply.

         2.4 LICENSEE agrees to forward to CRONKS a copy of any and all sublicense agreements promptly upon execution by the parties.

         2.5 LICENSEE shall not receive from sublicensees consideration that is material in value in lieu of cash payments in exchange for any sublicense under this Agreement, without the express prior written permission of CRONKS.

         2.6 Nothing in this Agreement shall be construed to confer any rights upon LICENSEE by implication, estoppel or otherwise as to any technology or patent rights of CRONKS or any other entity other than the PATENT RIGHTS and KNOW HOW.

                  3 - REPRESENTATIONS AND WARRANTIES OF CRONKS

         Each of the CRONKS, jointly and severally, represent and warrant to LICENSEE as follows:

         3.1 CRONKS are the sole and exclusive owners of all the PATENTS RIGHTS, KNOW HOW and other rights granted under this Agreement.

         3.2 Claims have been allowed and the issue fee has been paid for the United States patent(s) as listed on Appendix A covering the PRODUCTS. Additional United States and foreign patent applications that are directed to the PRODUCTS are currently pending as set forth on Appendix A. To the best of their knowledge, CRONKS have disclosed to the United States Patent and Trademark Office all material evidence relating to the validity or enforceability of the PATENT RIGHTS.

         3.3 CRONKS have good and marketable title to the PATENT RIGHTS and KNOW HOW, free and clear of any and all liens, pledges, claims, licenses, assignments, conditional sales contracts, agreements or encumbrances of any kind that would impair the ability of CRONKS to grant the exclusive licenses under this Agreement.

         3.4 To the best of CRONKS' knowledge, the PATENT RIGHTS, PRODUCTS and KNOW HOW do not infringe on any patent, copyright, trademark, trade secret, trade dress or any other intellectual property right of any third party.

         3.5 To the best of CRONKS' knowledge, none of the undertakings or activities of CRONKS in connection with the development of the PRODUCTS involve the wrongful use of the proprietary rights or assets of any third party.

         3.6 CRONKS have not received notice of any claims, actions, suits or proceedings pending or threatened effecting CRONKS, the PATENT RIGHTS or the KNOW HOW which, if adversely determined, would have a material adverse effect upon LICENSEE's ability to manufacture and have manufactured, use or sell the PRODUCTS or otherwise practice the rights and technology licensed to LICENSEE by CRONKS under this Agreement.

                                  4 - DILIGENCE

         4.1 LICENSEE shall use its best efforts to bring one or more of the PRODUCTS to market through a thorough, vigorous and diligent program for exploitation of the PATENT RIGHTS and to continue active, diligent marketing efforts for one or more PRODUCTS throughout the term of this Agreement.

         4.2 In addition, LICENSEE shall adhere to the following milestones:

         a. LICENSEE shall, within sixty (60) days of executing this Agreement, provide to CRONKS, correspondence or other documentation generally describing how LICENSEE intends to research, develop, market, distribute and sell the PRODUCTS.

         b. LICENSEE shall make a first commercial sale of a PRODUCT on or before March 31, 2000.

         4.3 LICENSEE's failure to perform in accordance with Paragraphs 4.1 and
4.2 above shall be grounds for CRONKS to terminate this Agreement pursuant to Paragraph 12.3 hereof.

                                  5 - ROYALTIES

         5.1 For the rights, privileges and licenses granted hereunder, LICENSEE shall pay royalties to CRONKS in the manner hereinafter provided to the end of the term of the PATENT RIGHTS or until this Agreement shall be terminated:

         a. Up-Front License Fee: of [CONFIDENTIAL TREATMENT REQUESTED] Dollars ($[CONFIDENTIAL TREATMENT REQUESTED]), which shall be non-refundable, and deemed earned and due immediately upon the EFFECTIVE DATE.

         b. Liquidated Expense Fee: of [CONFIDENTIAL TREATMENT REQUESTED] Dollars ($[CONFIDENTIAL TREATMENT REQUESTED]), which shall be non-refundable, and due immediately upon the EFFECTIVE DATE.

         c.       Minimum Royalty Fees:

                  (i) for the calendar year 2000, [CONFIDENTIAL TREATMENT REQUESTED] Dollars ($[CONFIDENTIAL TREATMENT REQUESTED]), payable for each CONTRACT QUARTER in four (4) equal installments of [CONFIDENTIAL TREATMENT REQUESTED] Dollars ($[CONFIDENTIAL TREATMENT REQUESTED]) each;

                  (ii) for the calendar year 2001, [CONFIDENTIAL TREATMENT REQUESTED] Dollars ($[CONFIDENTIAL TREATMENT REQUESTED]), payable for each CONTRACT QUARTER in four (4) equal installments of [CONFIDENTIAL TREATMENT REQUESTED] Dollars ($[CONFIDENTIAL TREATMENT REQUESTED]) each; and

                  (iii) for the calendar year 2002, and each year thereafter while PATENT RIGHTS are in force in any country, [CONFIDENTIAL TREATMENT REQUESTED] Dollars ($[CONFIDENTIAL TREATMENT REQUESTED]), payable for each CONTRACT QUARTER in four (4) equal installments of [CONFIDENTIAL TREATMENT REQUESTED] Dollars ($[CONFIDENTIAL TREATMENT REQUESTED]) each;

                  provided, however, that RUNNING ROYALTIES due on NET SALES for each said CONTRACT QUARTER, if any, shall be creditable against any of the MINIMUM ROYALTIES due during the calendar year. RUNNING ROYALTIES paid in excess of MINIMUM ROYALTIES shall not be creditable against MINIMUM ROYALTIES for future calendar years.

         d. Running Royalties: shall, subject to setoff, adjustment or credit in accordance with Paragraph 5.1(c) above, be payable in an amount equal to:

                  (i) [CONFIDENTIAL TREATMENT REQUESTED] percent ([CONFIDENTIAL TREATMENT REQUESTED]%) for the first [CONFIDENTIAL TREATMENT REQUESTED] Dollars in NET SALES; then

                  (ii) [CONFIDENTIAL TREATMENT REQUESTED] percent ([CONFIDENTIAL TREATMENT REQUESTED]%) of the next [CONFIDENTIAL TREATMENT REQUESTED] Dollars in NET SALES; and then

                  (iii) [CONFIDENTIAL TREATMENT REQUESTED] percent ([CONFIDENTIAL TREATMENT REQUESTED]%) of NET SALES over [CONFIDENTIAL TREATMENT REQUESTED] Dollars;

                  for PRODUCTS manufactured, used, leased or sold by LICENSEE its sublicensees, or by others on their behalf.

         e. In addition to RUNNING ROYALTIES, [CONFIDENTIAL TREATMENT REQUESTED] percent ([CONFIDENTIAL TREATMENT REQUESTED]%) of other payments, including, but not limited to, sublicense issue fees, up-front fees, and milestone fees, received by LICENSEE from sublicensees in consideration for the right to utilize the licenses granted hereunder and sell the PRODUCTS.

         5.2 All payments due hereunder shall be paid in full, without deduction of taxes or other fees which may be imposed by any government, except as otherwise provided in Paragraph 1.6(b).

         5.3 No multiple royalties shall be payable because any PRODUCT, its importation, manufacture, use, lease, offer for sale or sale are or shall be covered by more than one claim, patent application or patent licensed under this Agreement.

         5.4 Royalty payments shall be paid in United States dollars to CRONKS' address in Paragraph 13, or at such other place CRONKS may reasonably designate consistent with the laws and regulations controlling in any foreign country. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made by using the exchange rate as published in the Wall Street Journal on the last business day of the CONTRACT QUARTER to which such royalty payments relate.

         5.5 In the event PATENT RIGHTS are invalidated or declared unenforceable by a court or patent office of competent jurisdiction in any country where they existed, LICENSEE shall pay a RUNNING ROYALTY of only [CONFIDENTIAL TREATMENT REQUESTED] percent ([CONFIDENTIAL TREATMENT REQUESTED]%) of NET SALES for products sold, made or imported into said jurisdiction, for a period of two (2) years from the date said decision becomes final, or unappealable, which products would have been, but for the unfavorable decision, PRODUCTS. Such payments shall be in consideration of CRONKS' KNOW HOW only.

                             6 - REPORTS AND RECORDS

         6.1 LICENSEE shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to CRONKS hereunder. Said books of account shall be kept at LICENSEE's principal place of business or the principal place of business of the appropriate division of LICENSEE to which this Agreement relates. Said books and the supporting data shall be open at all reasonable times for three (3) years following the end of the calendar year to which they pertain to the reasonable inspection of CRONKS or their agents, which shall in no event be more than twice in a calendar year, for the purpose of verifying LICENSEE's royalty calculations or compliance in other respects with this Agreement. Should such inspection lead to the discovery of a greater than five percent (5%) discrepancy in reporting of RUNNING ROYALTIES to CRONKS' detriment, LICENSEE agrees to pay the reasonable cost of the inspection which resulted in the discovery of the discrepancy, plus interest as required under Paragraph 6.4.

         6.2 All royalties due CRONKS from LICENSEE under this Agreement shall be payable on a CONTRACT QUARTERLY basis. Within forty-five (45) days after the end of each CONTRACT QUARTER during the term of this Agreement, LICENSEE shall pay CRONKS the royalties due in accordance with Paragraphs 5.1(c) and 5.1(d). LICENSEE shall simultaneously deliver with the payment of the royalties due to CRONKS true and accurate reports, giving such particulars to the business conducted by LICENSEE and its sublicensees under this Agreement as shall be pertinent to a royalty accounting hereunder. These reports shall include at least the following:

         a. number of PRODUCTS manufactured and/or sold by or for LICENSEE and all sublicensees;

         b. total invoiced dollar amount for PRODUCTS manufactured and/or sold by or for LICENSEE and all sublicensees;

         c. accounting for NET SALES, noting the deductions applicable as provided in Paragraph 1.6;

         d. RUNNING ROYALTIES less any applicable MINIMUM ROYALTIES previously paid, due under Paragraph 5.1(c);

         e. royalties due on other payments from sublicensees under Paragraph 5.1(e);

         f.       total royalties due; and

         g.       names and addresses of all sublicensees, if any, of LICENSEE.

         6.3 If no RUNNING ROYALTIES shall be due under this Agreement, LICENSEE shall so report.

         6.4 Royalty and other payments set forth in Article 5 and amounts due under Article 7 shall, if overdue, bear interest until payment at a per annum rate two percent (2%) above the prime rate as published in the Wall Street Journal on the due date. The payment of such interest shall not foreclose CRONKS from exercising any other rights they may have as a consequence of the lateness of any payment.

                             7 - PATENT PROSECUTION

         7.1 CRONKS shall apply for, seek prompt issuance of, and maintain the PATENT RIGHTS through their choice of law firm during the term of this Agreement. Appendix B is a list of the foreign countries in which patent applications corresponding to the United States Patent applications listed in Appendix A shall be filed. Appendix B may be amended by mutual agreement of both parties. The filing, prosecution and maintenance of all PATENT RIGHTS applications and patents shall be the primary responsibility of CRONKS and their law firm; provided, however, LICENSEE and its counsel shall have reasonable opportunities to advise CRONKS and shall cooperate with CRONKS in such filing, prosecution and maintenance. LICENSEE shall have the right to terminate any such patent counsel retained by CRONKS if LICENSEE has a reasonable basis for not being satisfied with such counsel's efforts, and in such event CRONKS shall select a new patent counsel (which counsel is subject to the reasonable consent of LICENSEE).

         7.2 Payment of all fees and costs relating to the filing, prosecution and maintenance of the PATENT RIGHTS shall be the responsibility of LICENSEE. LICENSEE shall pay such fees and costs to CRONKS choice of law firm within thirty (30) days of invoicing from said law firm; late payments shall accrue interest and shall be subject to Paragraph 6.4.

                                8 - INFRINGEMENT

         8.1 LICENSEE shall inform CRONKS, and CRONKS shall inform LICENSEE promptly in writing of any alleged infringement of the PATENT RIGHTS or other intellectual property rights with respect to which LICENSEE is granted a license hereunder by a third party and of any available evidence thereof.

         8.2 Upon reasonable request by CRONKS or in LICENSEE's own discretion, LICENSEE shall, at its sole expense, initiate and thereafter diligently maintain reasonable efforts to prevent and abate any infringement of the PATENT RIGHTS or other intellectual property rights with respect to which LICENSEE is granted a license hereunder, including, without limitation, the initiation of an appropriate civil action for infringement and the taking of such other action as may be necessary or appropriate ("ABATEMENT EFFORTS"). In furtherance thereof, CRONKS hereby agree that LICENSEE may join CRONKS as a party plaintiff in any suit, without expense to CRONKS. LICENSEE shall indemnify CRONKS against any order for costs or legal fees that may be made against CRONKS in such proceedings. In the event that LICENSEE shall undertake the enforcement and/or defense of the PATENT RIGHTS or other intellectual property rights licensed hereunder, LICENSEE shall receive the full benefits of any action it takes pursuant to this Paragraph, including retaining all sums recovered in any suit or in settlement thereof after paying CRONKS the RUNNING ROYALTIES which shall be calculated from the amount of NET SALES, if any, asserted by LICENSEE to support any award of compensatory damages (as opposed to punitive or any other damages). In connection with the foregoing, the amount of damages awarded and received by LICENSEE on account of such infringer's sales shall be added to LICENSEE's NET SALES and paid in the CONTRACT QUARTER in which such sums are received by LICENSEE or within forty-five (45) days after the expiration of such CONTRACT QUARTER.

         8.3 A refusal by LICENSEE to undertake ABATEMENT EFFORTS within ninety
(90) days of a reasonable request made by CRONKS in accordance with Paragraph
8.2 above, or to consent to allowing CRONKS to undertake such ABATEMENT EFFORTS, shall constitute a material breach of this Agreement and be grounds for termination by CRONKS in accordance with Paragraph 12.3 unless LICENSEE provides CRONKS with a reasonable business justification for its refusal in writing within said ninety (90) day period, which justification is acceptable to CRONKS. Any disagreement regarding this Paragraph 8.3 shall be subject to the dispute resolution provisions of Article 11.

         8.4 In the event that a declaratory judgment action or defense alleging invalidity of any of the PATENT RIGHTS shall be brought against LICENSEE, CRONKS, at their option, shall have the right but not the obligation, within thirty (30) days after commencement of such action, to intervene at their sole expense.

         8.5 In any infringement which may be instituted by LICENSEE to enforce the PATENT RIGHTS or other intellectual property rights licensed pursuant to this Agreement, CRONKS shall, at the request and expense of LICENSEE, cooperate in all respects and testify if requested and make available relevant records, papers, information, samples, specimens, and the like.

                        9 - INDEMNIFICATION AND INSURANCE

         9.1 LICENSEE shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold CRONKS harmless from and against all claims, costs, proceedings, demands, judgments and liabilities of any kind whatsoever, including legal expenses and reasonable attorneys' fees, arising out of the death of or injury to any person or persons or out of any damage to property, resulting from the production, manufacture, sale, use lease, consumption or advertisement of the PRODUCTS.

         9.2 CRONKS shall, jointly and severally, at all times during the term of this Agreement and thereafter, indemnify, defend and hold LICENSEE harmless from and against all claims, costs, proceedings, demands, judgments and liabilities of any kind whatsoever, including legal expenses and reasonable attorneys' fees ("CLAIMS"), arising out of the breach by CRONKS of any of their representations and warranties under Paragraphs 3.1 and 3.3 of this Agreement. Except for LICENSEE's remedy at equity for specific performance, CRONKS' liability under this Paragraph 9.2 for CLAIMS arising out of a breach by CRONKS of all representations and warranties under this Agreement other than those set forth in Paragraph 3.1 and 3.3 shall be limited to Ten Thousand Dollars ($10,000). Except as otherwise expressly set forth in this Agreement, CRONKS make no representations and extend no warranties of any kind, either express or implied.

         9.3 LICENSEE shall obtain and carry in full force and effect commercial, general liability insurance in amounts which shall protect LICENSEE and CRONKS with respect to events covered by Paragraph 9.1 above. Such insurance shall be written by a reputable insurance company and shall list CRONKS as an additional insured thereunder throughout the term of this Agreement.

                                 10 - ASSIGNMENT

         10.1 LICENSEE may assign any and all rights granted hereunder to any third party ("ASSIGNEE") upon providing CRONKS with at least thirty (30) days prior written notice.

                             11 - DISPUTE RESOLUTION

         11.1 Except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction, or other equitable relief to preserve the status quo or prevent irreparable harm, any and all claims, disputes or controversies arising under, out of, or in connection with the Agreement, including any dispute relating to patent enforcement, validity or infringement, which the parties shall be unable to resolve within sixty (60) days shall be mediated in good faith. The party raising such dispute shall promptly advise the other party of such claim, dispute or controversy in a writing which describes in reasonable detail the nature of such dispute. By not later than five (5) business days after the recipient has received such notice of dispute, each party shall have selected for itself a representative who shall have the authority to bind such party, and shall additionally have advised the other party in writing of the name and title of such representative. By not later than ten (10) business days after such notice of dispute, the party against whom the dispute shall be raised, shall select a mediation firm either in the area of their principal residence (in the case of CRONKS) or in the area of its principal place of business (in the case of LICENSEE) and such representatives shall schedule a date with such firm for a mediation hearing. The parties shall enter into good faith mediation and shall pay their own expenses, and shall share the costs and expenses of the mediator equally.

         11.2 If the representatives of the parties have not been able to resolve the dispute within fifteen (15) business days after such mediation hearing, then any and all claims or controversies arising under, out of, or in connection with this Agreement, including any dispute relating to patent validity or infringement, shall be resolved by final and binding arbitration to be held in Philadelphia, Pennsylvania, in the event that the dispute is raised or initiated by LICENSEE against CRONKS, or held in Minneapolis, Minnesota, in the event that the dispute is raised or initiated by CRONKS against LICENSEE, in either case using a single neutral arbitrator, acceptable to both parties, but otherwise employing the rules of the American Arbitration Association, or the Patent Arbitration Rules if applicable, then prevailing. The arbitrator shall in all cases and for all purposes apply the law set forth in Paragraph 14.1 and have no power to add to, subtract from or modify any of the terms or conditions of this Agreement, nor to award punitive damages. Any award rendered in such arbitration may be enforced by either party in all state or federal courts located in Pennsylvania or in Minnesota to whose jurisdiction and venue for such purposes CRONKS and LICENSEE each hereby irrevocably consent and submit.

         11.3 Notwithstanding the foregoing, nothing in this Article shall be construed to waive any rights or timely performance of any obligations existing under this Agreement.

                                12 - TERMINATION

         12.1 If LICENSEE shall cease to carry on its business, or enters into bankruptcy voluntarily or involuntarily, this Agreement shall terminate upon written notice by CRONKS.

         12.2 Should LICENSEE fail to make any payment whatsoever due and payable to CRONKS hereunder, CRONKS shall have the right to terminate this Agreement effective on thirty (30) days' written notice, unless LICENSEE shall make all such payments to CRONKS within said thirty (30) day period. Upon the expiration of the thirty (30) day period, if LICENSEE shall not have made all such payments to CRONKS, the rights, privileges and license granted hereunder shall automatically terminate.

         12.3 Upon any material breach or default of this Agreement by LICENSEE (including, but not limited to, breach or default under Paragraph 4.3), other than those occurrences set out in Paragraphs 12.1 and 12.2 hereinabove, which shall always take precedence in that order over any material breach or default referred to in this Paragraph 12.3, CRONKS shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder effective on ninety (90) days' written notice to LICENSEE. Such termination shall become automatically effective unless LICENSEE shall have cured any such material breach or default prior to the expiration of the ninety (90) day period.

         12.4 LICENSEE may in its sole discretion terminate this Agreement at any time, for any reason, by giving CRONKS at least sixty (60) days prior written notice in which event such license shall terminated upon the effective date stated in any such notice; provided, however, that LICENSEE shall, except as otherwise set forth in and contemplated by Paragraph 12.5 below, do all of the following:

         (a) Cease making, using, selling, offering for sale, and importing all PRODUCTS;

         (b) Cancel and terminate all sublicense agreements between LICENSEE and all of LICENSEE's sublicensees; and

         (c) Render all required payments of fees, and earned royalties, and MINIMUM ROYALTIES to CRONKS.

         12.5 Upon termination of this Agreement by LICENSEE in accordance with Paragraph 12.4, LICENSEE and any sublicensee thereof may, for a period of one
(1) year after the effective date of such termination, sell all PRODUCTS, and complete the PRODUCTS in the process of manufacture at the time of such termination or for which a written contract exists for the purchase of material or for the sale of the PRODUCTS, and sell the same, provided that LICENSEE shall make the payments to CRONKS as required by Paragraph 5, 7 or 8 of this Agreement and shall submit the reports required by Paragraph 6 hereof.

         12.6 Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination; and Paragraphs 1, 6, 9, 10, 11, 12.5, 12.6 and 14 shall survive any such termination.

         12.7 Upon termination of this Agreement for any reason, any sublicensee not then in default shall have the right to seek a license from CRONKS and CRONKS agree to negotiate such licenses in good faith under reasonable terms and conditions.

                 13 - PAYMENTS, NOTICES AND OTHER COMMUNICATIONS

         13.1 Any payments, notices or other communications pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such party by first class mail, addressed to it at its address below, or as it shall otherwise designate by written notice given to the other party:

         In the case of CRONKS:

         Peter Cronk
         [CONFIDENTIAL TREATMENT REQUESTED]
         [CONFIDENTIAL TREATMENT REQUESTED]

         In the case of LICENSEE:

         Daniel E. Cohen, M.D.
         Chairman and Chief Executive Officer
         CNS, Inc.
         4400 West 78th Street
         Minneapolis, Minnesota 55435

         With a copy to:

         Patrick Delaney, Esq.
         Lindquist & Vennum P.L.L.P.
         4200 IDS Center
         80 South Eighth Street
         Minneapolis, Minnesota 55402

                          14 - MISCELLANEOUS PROVISIONS

         14.1 All disputes arising out of or related to this Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be construed, governed, interpreted and applied in accordance with the internal laws of the State of Minnesota U.S.A., (without regard to the laws of conflicts), except that questions affecting the construction and effect of any patent outside the United States shall be determined by the law of the country in which the patent shall have been granted.

         14.2 The parties hereto acknowledge that this Agreement sets forth the entire Agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument signed by the parties.

         14.3 The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

         14.4 LICENSEE agrees to mark the PRODUCTS sold in the United States with the applicable United States patent numbers. All PRODUCTS shipped to or sold in other countries shall be marked in such a manner as to conform with the patent laws and practice of the country of manufacture or sale.

         14.5 The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

         14.6 Neither party shall be responsible for any delay or failure in the performance of any obligation hereunder due to strikes, lockouts, fires, floods, acts of God, embargoes, wars, riots, or act or order of any government or governmental agency; provided, however, that nothing set forth in this Paragraph
14.6 shall be construed to relieve LICENSEE of the requirement that it pay MINIMUM ROYALTIES hereunder.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement the day and year set forth below.

       for: CRONKS                               for: CNS, Inc.


By:                                        By
       Peter Cronk                               Daniel E. Cohen, M.D.
                                                 Chairman and Chief
                                                 Executive Officer

Date:                                      Date:


By:
       Kristen Cronk

Date:

                                   APPENDIX A

                       PATENT RIGHTS on the EFFECTIVE DATE

UNITED STATES PATENT RIGHTS     U.S. Patent No. 5,706,800, issued January 13,
                                1998 and entitled "Medical Nasal Dilator"

                                U.S. Patent Application Serial No. 08/942,797 filed on October 2, 1997, and entitled "Improved Medicated Nasal Dilator"

                                U.S. Patent Application Serial No. 09/099,825 filed on June 18, 1998, and entitled, "Adhesively Applied External Nasal Strips and Dilators Containing Medications and Fragrances".

FOREIGN PATENT RIGHTS

Non-PCT

South African Patent Application Serial No. 98/0144, filed on January 8, 1998, and entitled "Medicated Nasal Dilator".

PCT

PCT Application Serial No. US98/01513, filed on January 28, 1998, and entitled "Medical Nasal Dilator" (designating Europe, China, Canada, Brazil, Australia, Japan).

                                   APPENDIX B

                        PCT DESIGNATED FOREIGN COUNTRIES

Foreign countries in which PATENT RIGHTS shall be filed, prosecuted and maintained in accordance with Article 7:

        1.   Europe: Italy, Portugal, United Kingdom, Germany, Spain and France;
        2.   Canada;
        3.   Brazil;
        4.   Australia;
        5.   China; and
        6.   Japan.